                                                                    EXHIBIT 10.1

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

            THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (hereinafter referred to as the  "Agreement")  made and entered into effective as of March 4, 2005, by and among WHX CORPORATION  (hereinafter  referred to as the "WHX",  and together with its subsidiaries, the "Company"), a corporation organized under the laws of the State of Delaware,  with principal  offices located at 110 East 59th Street,
New York, New York 10022,  HANDY & HARMAN  (hereinafter  referred to as "H&H", a corporation organized under the laws of New York, with principal offices located at 555  Theodore  Fremd  Avenue,  Rye,  New York  10580 and  NEALE X.  TRANGUCCI
(hereinafter  referred  to as the  "Executive"),  an  individual  with an office address at 110 East 59th Street, New York, New York 10022.

            WHEREAS,  Executive  heretofore  has  been  employed  as  the  Chief
Executive  Officer of WHX pursuant to that  certain  employment  agreement  (the
"Prior Agreement") dated February 1, 2004 (the "Effective Date") between WHX and the Executive.

            WHEREAS, the parties desire to amend and restate the Prior Agreement in order to, among other things,  provide the terms under which the Company will make certain payments to the Executive in consideration  of, among other things, the Executive's  agreement to perform additional services for the benefit of H&H and the  Executive's  extraordinary  and  continuing  efforts in  assisting  the
Company in  developing  and  analyzing  its  strategic  alternatives,  including
negotiations   with   persons   interested   in  or   affected   by  a  possible
recapitalization or other restructuring of the Company of its obligations.

            NOW,  THEREFORE,  in  consideration of these premises and the mutual covenants  herein  contained and for other good and valuable  consideration  the receipt and  sufficiency of which are hereby  acknowledged,  the parties hereto, intending to be legally bound hereby, agree as follows:

            1. EMPLOYMENT; TERM.

               (a) The Company desires to employ the Executive and to enter into this Agreement as of the date hereof and the Executive desires to be so employed and the Executive agrees to continue employment with the Company pursuant to the terms hereof. The Executive shall hold the office of the Chief Executive Officer of WHX. The Executive shall perform all duties of this position  consistent with the powers and duties of such offices set forth in WHX's By-Laws, as well as any other duties,  commensurate with the Executive's  positions that are assigned by the Board of  Directors  of WHX (the  "Board"),  including  without  limitation, executive management services from time to time on behalf of H&H.

            The  Executive  shall devote his full working  time,  attention  and energies  to the  business  of the Company and shall not during the term of this
Agreement  be  engaged  in any  other  business  activity,  whether  or not such business activity is pursued for gain, profit or other pecuniary advantage;  but this shall not be construed as  preventing  the  Executive  from  investing  his personal assets in businesses which do not compete, directly or indirectly, with the  Company  in any  manner,  in such form or manner  as will not  require  any services on the part of the  Executive  in the  operation  of the affairs of the companies  in which  such  investments  are made  and in which  the  Executive's participation  is solely that of an investor and except that the  Executive  may purchase  securities in any  corporation  the  securities of which are regularly traded,  provided,  that such purchase shall not result in the Executive  owning beneficially  at any time one percent (1%) or more of the equity  securities  of any  corporation  engaged in a business  directly  competitive  with that of the
Company.  Notwithstanding  the foregoing,  it is understood  that Executive is a general  partner of Stonehill  Partners L.P. It is further  understood  that his duties  in  connection  therewith  are not  anticipated  to  interfere  with his obligations to the Company under this Agreement.  The Company  acknowledges such activities shall be permitted during the term of this Agreement. Moreover, it is further  understood  that  Executive  may  serve  as a  member  of the  Board of
Directors,  or  other  similar  involvement,   of  one  or  more  not-for-profit
organizations  and  engage  in  activities  in  connection  therewith,  PROVIDED
HOWEVER,  Executive  shall not  devote  more than a de  minimis  amount of time, attention  and  energies  to such  activities.  The  Company  acknowledges  such activities shall be permitted during the term of this Agreement.

               (b) The term of this Agreement  shall commence on the date hereof and shall continue in full force and effect until the second  anniversary of the
Effective  Date, at which time,  and on each  anniversary  of the Effective Date thereafter,  the  term of this  Agreement  shall  be  extended  until  the  next anniversary  thereafter,  unless  one  party  hereto  shall  provide  notice  of termination  to the other  party  hereto no less than  thirty (30) days prior to such  anniversary  or such  earlier  date as this  Agreement  is  terminated  in accordance  with the  provisions  of this  Agreement  (such  period as it may be extended from time to time, the "Term").

            2.  COMPENSATION.  Subject  to the  terms  and  conditions  of  this
Agreement, the Company shall pay to the Executive as compensation for the duties to be performed by the Executive under this Agreement, the sum of the following:

               (a) A base  salary  of  $550,000  per  annum,  to be paid no less frequently than monthly, in equal amounts;

               (b) A bonus of  $250,000.00,  payable  (i)  upon the  entry of an order by a court of  competent  jurisdiction  confirming  a plan filed by WHX (a
"Confirmation  Plan"),  or its  successor,  under  chapter 11 of title 11 of the
United States Code (a "Confirmed Plan Order"), if Executive is still employed by the  Company  on such  date,  or (ii) upon the entry of a  Confirmed  Plan Order confirming a  Confirmation  Plan, if Executive is not employed by the Company on such date, so long as Executive has terminated  his employment  with the Company for  reasons  provided  in Section 6 or  Executive  has been  terminated  by the
Company  Without Cause  pursuant to Section  5(d),  and in either such case such
Confirmation  Plan  represents  a Change of  Control of the  Company  within the meaning of Section  409A of the Internal  Revenue Code of 1986,  as amended (the
"Code"),  including  proposed,  temporary  or  final  regulations  or any  other guidance  issued by the Secretary of Treasury and the Internal  Revenue  Service
with respect thereto (the "Section 409A Rules"),  or (iii) if such bonus has not otherwise  been paid  pursuant to either (i) or (ii) of this  paragraph (a) , in the event that  Executive has  terminated  his  employment  with the Company for reasons  provided in Section 6 or is  terminated  by the Company  Without  Cause pursuant  to  Section  5(d),  then  upon the  entry of a  Confirmed  Plan  Order confirming a Confirmation  Plan so long as such entry occurs no later than 2-1/2 months after the close of the calendar year in which such termination occurs (or at such other time if  necessary to comply with Section 409A of the Code and the
Section 409A Rules ). In all other cases,  the bonus  described in the preceding sentence shall not be due or payable;

               (c) The Executive shall also be entitled to such annual bonus, if any,  as  the  Board  or the  Compensation  Committee  of  WHX  in its  absolute discretion shall determine; and

               (d) The  Executive  shall  be  entitled  to  participate  is such additional  long term incentive plan as the Board shall deem  appropriate in its sole and absolute discretion.

            3. VACATION TIME.  The Executive  shall be entitled to vacation with pay of four  (4)  weeks in each  calendar  year.  This  vacation  time  shall be pro-rated for partial employment in any calendar year.

            4.  BENEFITS.  The  Executive  shall  receive  all  normal  employee benefits available to employees of the Company including the following:

               (a) Health insurance  coverage,  if and to the extent provided to all other employees of the Company, for the Executive,

               (b) Vacation as provided in this Agreement; and

               (c) Retirement benefits as described in Towers Perrin's letter to
Louis Klein,  a member of the Board,  dated  December 12, 2003,  which  benefits shall be  implemented  as part of the  Company's  Pension Plan and pursuant to a separate unfunded  agreement for those portions which cannot be funded under the
Company's Pension Plan.

            5.  TERMINATION  OF AGREEMENT BY THE COMPANY.  This Agreement may be
terminated  by the Company  immediately  by  providing  notice to the  Executive pursuant to Section 12 hereof upon the occurrence of any of the following:

               (a) For Cause (as defined below);

               (b) The death of the Executive;

               (c) The Disability (as defined below) of the Executive; or

               (d) Without Cause, upon written notice to the Executive.

            "Cause" shall mean: (i) the Executive's engaging in conduct which is materially injurious to the Company,  its subsidiaries or affiliates,  or any of their respective  customer or supplier  relationships,  monetarily or otherwise;
(ii)  the  Executive's  engaging  in  any  act  of  fraud,  misappropriation  or embezzlement  or any act which  would  constitute  a felony  (other  than  minor traffic violations); or (iii) the Executive's material breach of this Agreement.

            "Disability" shall mean: the Executive's  absence from the full-time performance  of his duties  hereunder for at least ninety (90) days,  whether or not consecutive,  within any twelve (12)  consecutive  months as a result of any incapacity due to physical or mental illness.

            6. TERMINATION OF AGREEMENT BY THE EXECUTIVE.  This Agreement may be
terminated by the Executive,  by written notice to the Company, (i) within sixty
(60) days following a material diminution of the Executive's  position,  duties, responsibilities  or  compensation  with the  Company  (a  "Material  Diminution
Termination  Election")  or (ii)  within  sixty (60) days  following a Change in
Control (as defined below) (a "Change in Control Termination Election").  In the case of a Material Diminution Termination Election by the Executive, the Company
shall have ten (10) days  following its receipt of written notice of termination from the  Executive to cure such  material  diminution.  If the Company does not cure such material  diminution within the ten (10) days following its receipt of written  notice of  termination  from the Executive  pursuant to this Section 6, termination of Executive's  employment shall be effective at the end of such ten
(10) day period. In the event of a Change in Control Termination  Election,  the
Company  shall have ten (10) days  following  its  receipt of written  notice of termination  from  Executive to make a written  request to Executive to continue his employment with the Company at his then-present annual base salary,  applied on a  pro-rata  basis,  for a period  of sixty  (60)  days from the date of such written request. The Company shall be required to make the Severance Payment (as defined in Section  7(b) of this  Agreement)  to the  Executive  pursuant to the terms of Section 7(b) without  regard to whether or not it sends such request to
Executive. Upon timely receipt of such request from the Company, Executive shall continue  his  employment  for such sixty (60) day  period,  at the end of which
Executive's  employment  shall  terminate.  If the  Company  does not send  such request, the termination of Executive's employment shall be effective at the end of such ten (10) day period.

            "Change in  Control"  shall mean:  (i) the direct or indirect  sale, lease,  exchange or other transfer of all or substantially  all of the assets of the  Company  or H&H to any  person or entity or group of  persons  or  entities acting in concert as a partnership  or other group (a "Group of Persons"),  (ii)
the merger,  consolidation or other business  combination of the Company with or into another  corporation  with the effect that the  shareholders of WHX, as the case may be, immediately  following the merger,  consolidation or other business combination,  hold  50% or  less  of  the  combined  voting  power  of the  then
outstanding   securities   of  the   surviving   corporation   of  such  merger,
consolidation  or other business  combination  ordinarily (and apart from rights accruing under special  circumstances)  having the right to vote in the election of directors, (iii) the replacement of at least 50% of the Board over any period of two years or less, as compared to the directors who  constituted the Board at the  beginning  of such  period,  and such  replacement(s)  shall  not have been approved  by a majority of the Board as  constituted  at the  beginning  of such period,  or (iv) a person or Group of Persons shall,  as a result of a tender or exchange  offer,  open  market  purchases,  privately  negotiated  purchases  or otherwise,  have become the  beneficial  owner (within the meaning of Rule 13d-3 under the  Securities  Exchange Act of 1934,  as amended) of  securities  of WHX representing  50% or more of the combined  voting power of the then  outstanding securities of such corporation  ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

            7. SEVERANCE AND OTHER PAYMENTS.

               (a) In the event that the Executive's employment is terminated at any time pursuant to Section 5(d) of this  Agreement,  which  termination  shall include the giving of notice not to extend the Term  pursuant  to Section  1(b), the Company  agrees to pay the  Executive a lump-sum cash payment equal to twice his then current  annual base salary (the two year period  following  the end of the Term,  the  "Severance  Period"),  and the  Company  shall  have no  further obligations to the Executive.  Prior to and as a precondition  to the payment of such amount, the Executive shall deliver to the Company a general release of the
Company, its subsidiaries and affiliates, and each of their officers, directors, employees,  agents,  successors  and  assigns,  in the form  attached  hereto as
Exhibit A, and provide the  Director  Resignation  (as defined  below).  Payment shall be made on the date ten (10)  business  days  following  the  delivery  by
Executive of the general  release  described  in the  previous  sentence and the
Director Resignation, and if the general release and the Director Resignation is not so  delivered  within  sixty  (60) days of  termination  of the  Executive's employment,  no  payment  shall  be  due.  In  all  other  instances,  including termination of the  Executive's  employment for Cause,  termination  pursuant to
Sections 5(b) or 5(c), or if the Executive  voluntarily leaves the employment of the Company  (other than as provided in Section 6), the  Executive  shall not be eligible or entitled to, and the Company  shall not be  obligated  to make,  any payment following the Executive's  termination,  except as otherwise provided in
Section  7(b),  and  the  Company  shall  have  no  further  obligations  to the
Executive. Executive agrees that upon the termination of his employment with the
Company he shall immediately resign his positions,  if any, as a director of the
Company and each of its subsidiaries (the "Director Resignation").

               (b)  In the  event  that  the  Executive  makes  an  election  to terminate  his  employment  pursuant  to the terms of Section 6, and the Company does not cure such  termination  pursuant to the terms of the second sentence of
Section 6, if  applicable,  the Executive  shall be entitled to receive from the
Company a lump-sum  cash  payment  equal to twice his then  current  annual base salary  (the  "Severance  Payment"),  and the  Company  shall  have  no  further obligation to the Executive.  Prior to and as a  precondition  to the payment of the  Severance  Payment  the  Executive  shall  deliver to the Company a general release of the  Company,  its  subsidiaries  and  affiliates,  and each of their officers,  directors,  employees, agents, successors and assigns, in the form as attached  hereto  as  Exhibit  A, and  provide  the  Director  Resignation.  The
Severance Payment shall be made on the date ten (10) business days following the delivery by Executive of the general release  described in the previous sentence and the  Director  Resignation,  and if the  general  release  and the  Director
Resignation  is not so delivered  within sixty (60) days of a written  notice of the Executive's  termination election, no payment shall be due. Executive agrees that  upon  the  termination  of  his  employment  with  the  Company  he  shall immediately deliver the Director Resignation.

               (c) In the event  that  payments  pursuant  to  Section 7 of this
Agreement are subject to Section 409A of the Code, such payments will be made in a manner that will comply with  Section  409A of the Code,  including  proposed, temporary or final  regulations or any other guidance issued by the Secretary of
Treasury and the Internal Revenue Service with respect thereto.

            8. EXECUTIVE EXPENSES.  Any ordinary and necessary expenses incurred by the Executive on behalf of the Company which are directly  connected  with or pertaining to the furtherance of the business of the Company shall be reimbursed to the Executive  upon receipt by the Company,  within thirty (30) days from the date of expense, of a written statement with receipts attached stating:  (i) the amount of such  expense;  (ii) the time and place that the expense was incurred;
(iii) the business purpose of the expense; and (iv) the business relationship to the Company of persons entertained, if any.

            9. DISCLOSURE OF INFORMATION.

               (a) The Executive  will not at any time,  whether during or after the  termination of his  employment,  divulge,  use,  furnish,  disclose or make available to any person,  association  or company,  any  non-public  information concerning the Company's business,  including without limitation,  its marketing plans and strategies, pricing policies, planned strategies related to sources of supply, methods of delivery,  customer names, purchasing needs and/or priorities of customers,  and the finances or financial  information of the Company, so far as such  information  has come to his  knowledge as a result of or subsequent to his  employment  by the  Company,  except to the  extent the  disclosure  may be required by law or such  information is in the public domain through no fault of the  Executive.  The Executive  acknowledges  that such  information,  including
without  limitation,   information  regarding  the  Company's  customers,  their
purchasing needs and priorities,  the Company's sources of supply,  its business plans and financial condition, is non-public,  proprietary, and confidential and that the disclosure of such information to the Company's  competitors will cause the Company  substantial  harm.  Executive shall keep secret all matters of such nature entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss to the Company. In addition, copies of all data files on Executive's  own media must be deleted and a letter stating such must be sent to the Company.

               (b)  Executive  agrees  that  upon  termination  of his  services hereunder he will immediately  surrender and turn over to the Company all books, forms,  records,  reports,  lists and all other papers and  writings,  including items storing computer memory,  relating to the Company and its business and all other property belonging to the Company, it being understood and agreed that the same are solely the property of the Company.

               (c) The provisions of this Section will survive the expiration or earlier termination of the term of this Agreement.

            10. COVENANTS NOT TO COMPETE OR INTERFERE.

               (a) From and after the termination of the Executive's employment, for a period of the greater of the Severance  Period or twelve (12) months,  the
Executive  will not (i) directly or  indirectly,  acquire,  or make any offer to acquire,  whether  by  merger,  acquisition,  reorganization,  tender  offer  or otherwise,  own any securities or other interest in, operate,  join, control, or participate  in, or be connected  as an officer,  employee,  agent,  independent contractor, partner, shareholder, or principal of any corporation,  partnership, proprietorship, firm, association, person, or other entity engaged in a business which  competes,  directly  or  indirectly  with the  Company at the time of the termination  of the  Executive's  employment  under this Agreement (a "Competing
Business") or which is being  evaluated,  or has been evaluated within the prior twelve  months,  by  the  Company  or its  advisors  as a  possible  acquisition candidate by the Company or its subsidiaries. Notwithstanding the foregoing, the
Executive  may own up to 1% of the  outstanding  common  stock  of any  class of common equity of a publicly traded  corporation  provided the  Executive's  role with the corporation is passive in nature.

               (b) During the Term, and during the period ending on the later of the end of the Severance  Period or twelve (12) months from and after the end of the Term, the Executive will not directly or indirectly,  as a sole  proprietor,

member of a  partnership  or  stockholder,  investor,  officer or  director of a corporation,  or as an employee,  agent,  associate or consultant of any person, firm or  corporation,  induce or solicit,  or attempt to induce or solicit,  any employee of the Company or its  subsidiaries  or  affiliates  to  terminate  his employment  with the  Company  or in any way  interfere  with  the  relationship between the Company,  or its subsidiaries or affiliates,  and the employee,  and will not solicit, hire, retain or enter into any business arrangements,  with or enter into any  discussion  to do the same,  with any  person  working  for,  or independent contractor of, the Company, or its subsidiaries or affiliates. It is understood that Executive is a general partner of Stonehill  Partners,  L.P. and such activities in connection  therewith are permitted  pursuant to Section 1(a)
hereof. It is further  acknowledged that nothing contained herein shall prohibit
Executive from entering into any employment,  partnership or other  arrangements with  Stewart  E.  Tabin  and/or  Neil  D.  Arnold  at any  time  following  the termination of Executive's  employment  hereunder for any reason so long as they do not engage in a Competing Business in violation of Section 10(a) hereof.

               (c) During the Term of this Agreement,  and during the greater of the Severance  Period or the 12-month  period  following the Term, the Executive will not directly or  indirectly  hire,  engage,  send any work to, place orders
with,   or  in  any  manner  be  associated   with  any  supplier,   contractor,
subcontractor  or other  business  relation of the Company if such action  would have an adverse  effect on the  business,  assets or financial  condition of the
Company,  or its  subsidiaries,  or materially  interfere with the  relationship between any such person or entity and the Company, or its subsidiaries.

               (d) It is the desire and intent of the parties that the provision of this Section 10 shall be enforced to the fullest extent permissible under the laws and public policies  applied in each  jurisdiction in which  enforcement is sought.  Accordingly,  if any  particular  portion  of this  Section 10 shall be adjudicated  to be invalid  or  unenforceable,  this  Section 10 shall be deemed amended  to delete  therefrom  the  portion  this  adjudicated  to be invalid or unenforceable, such deletion to apply only with respect to the operation of this
Section 10 in the particular  jurisdiction  in which such  adjudication is made.
The  provisions  of this  Section  10 will  survive  the  expiration  or earlier termination of the term of this Agreement.

            11. INJUNCTIVE  RELIEF. If there is a breach or threatened breach of the  provisions  of Sections 9 or 10 of this  Agreement,  the  Company  shall be entitled to an injunction  restraining  the Executive from such breach.  Nothing herein  shall be construed as  prohibiting  the Company from  pursuing any other remedies for such breach or threatened breach.

            12. NOTICES. All notices, requests, demands and other communications hereunder  must be in  writing  and shall be deemed to have been duly given upon delivery if  delivered  by hand,  sent by  telecopier,  facsimile  or  overnight courier,  and three (3) days  after  such  communication  is mailed  within  the continental  United  States  by  first  class  certified  mail,  return  receipt requested,  postage  prepaid,  to the other  party,  in each case  addressed  as provided in the first section of this Agreement, with all notices to the Company to be sent to WHX, attention  Corporate  Secretary.  Addresses may be changed by written  notice  sent to the other  party at the last  recorded  address of that party.

            13. INSURANCE. The Company may, at its election and for its benefit, insure the Executive  against  accidental loss or death, and the Executive shall submit to such  physical  examinations  and supply  such  information  as may be reasonably required in connection therewith.

            14. AUTHORITY.  The Executive represents and warrants that he is not subject to any agreement,  instrument,  order, judgment or decree of any kind or any other restrictive  agreement of any character,  which would prevent him from legally  entering  into  this  Agreement,  or  which  would be  breached  by the
Executive upon execution of this  Agreement.  The Executive  agrees to indemnify and hold the Company  harmless for any  liability to the Company  arising from a breach of this representation and warranty.

            15.  ASSIGNMENT.  The services to be rendered and the obligations to be performed by the Executive  under this Agreement are special and unique,  and all such services and obligations  and all of the Executive's  rights under this
Agreement  are personal to the  Executive  and shall not be  assignable  and any purported  assignment  thereof  shall not be valid or binding  upon the Company.
However,  in the  event  of the  Executive's  death  during  the  term  of  this
Agreement,  the  Executive's  estate shall be entitled to receive salary and any other payment due and accrued through the date of the Executive's  death and all payments  due to the  Executive  pursuant  to the  provisions  of Section 7. The
Company may assign this  Agreement and all of its rights under this Agreement to any person,  firm or  corporation  succeeding  to the  business of the  Company, provided  said  company  shall  assume (by  contract  or  operation  of law) the
Company's obligations under this Agreement,  at which point the Company shall be relieved of their obligations hereunder.

            16. CERTAIN LIMITATIONS. Notwithstanding any other provision of this
Agreement,  the payments or benefits to which  Executive  will be entitled under this  Agreement  will be reduced to the extent  necessary so that Executive will not be liable for the  federal  excise tax levied on certain  "excess  parachute payments"  under  section  4999 of the Code on any  payment or benefits to which
Executive  is  otherwise  entitled  under  this  Agreement  or any other plan or agreement with the Company.

            17. PAYMENTS; EXPENSES.

               (a) WHX and H&H shall be  jointly  and  severally  liable for all amounts to be paid to Executive hereunder.

               (b) The Company will  reimburse  Executive  for his legal fees in connection  with the  negotiation  of this  Agreement,  provided such legal fees shall not exceed $3,000 in the aggregate with the legal fees of Neale  Trangucci and Neil Arnold.

               (c) The  Company  agrees to maintain in full force and effect all director and officer liability  insurance  policies presently in effect pursuant to their  terms,  and to not  cancel  any such  policy  unless a new  policy  is substituted  that has  substantially  equivalent  coverage,  unless  the cost to maintain such insurance,  in the reasonable  discretion of the Company,  becomes excessive.

               (d) If Executive should incur any expenses in connection with the
(i)  enforcement  of any rights of the  Executive  hereunder,  including but not limited to, any  amounts due the  Executive  hereunder,  or (ii)  defense of any claims,  whether by legal proceedings or otherwise,  for any amounts paid by the
Company,  directly  or  indirectly,  to the  Executive  whether  pursuant to the
Agreement  or  otherwise,  Executive  shall be entitled  to receive  pursuant to clause (i) or (ii) above,  as and when requested  from time to time,  whether or not there has been an  adjustment  of any claims  hereunder,  in addition to the amounts  payable  hereunder,  all  reasonable  costs of defense  or  collection, including  attorneys' fees and  disbursements,  court costs,  and any other such expenses which might be incurred.

               (e) The Company  hereby  agrees to  indemnify  and hold  harmless
Executive to the fullest extent  permitted by the  Certificate of  Incorporation and By-laws,  as currently in effect,  and in accordance  with Delaware  General
Corporation  Law,  as  amended  from  time to time  (the  "DGCL"),  or any other applicable law as may be amended from time to time,  against any and all amounts which he is or becomes obligated to pay because of any charge,  claim or claims, whether  civil or  criminal,  made against him because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or  misleading  statement or other act done or  wrongfully  attempted,  which he commits or suffers while acting in his capacity as an officer or director of the
Company  or an  affiliate  thereof  and  because of his being such an officer or director.  The payments  which the Company  will be obligated to make  hereunder shall  include but shall not be limited to all  expenses  (including  attorney's fees), damages,  judgments,  fines, settlements and costs, cost of investigation and costs of defense of actual or threatened  legal actions,  claims or judicial
administrative   or  other  proceedings  and  appeals  therefrom  and  costs  of attachment  or  similar  bonds and  shall be  payable  within 30 days  after the
Executive  has given  the  Company a  written  claim for such  funds;  provided, however,  that  the  Company  shall  not be  obligated  to pay  fines  or  other obligations  or  fees  imposed  by law  or  otherwise  which  is  prohibited  by applicable  law from paying as indemnity.  To the full extent so permitted,  the foregoing  shall  apply to actions by or in the right of the Company and require the Company to pay expenses,  including bail bonds,  if any, in advance of final disposition as set forth above.

               (f) The Company shall not be liable under this  Agreement to make any payment in connection with any claim under Section 17(e) above:

                   (i) for which payment is actually made to the Executive under a valid and collectable Company insurance policy, which premiums are paid by the
Company or any of its affiliates, except in respect of any deductible and excess beyond the amount of payment under such insurance;

                   (ii) for which the  Executive is  indemnified  by the Company otherwise than pursuant to this  Agreement,  provided such amount has previously been paid to the Executive;

                   (iii) based upon or attributable to the Executive  gaining in fact any personal profit or advantage to which he was not legally entitled;

                   (iv) for an  accounting  of  profits  in fact  made  from the purchase  or sale by the  Executive  of  securities  of the  Company  within the meaning of applicable law;

                   (v) brought about or  contributed to by the dishonesty of the
Executive seeking payment  hereunder;  provided,  however,  notwithstanding  the foregoing,  the  Executive  shall be  protected  under this  Agreement as to any claims  upon  which  suit may be brought  against  him by reason of any  alleged dishonesty  on his part,  unless a  judgment  or other  final and  nonappealable adjudication  thereof adverse to the Executive shall establish that he committed acts of active and  deliberate  dishonesty  with  actual  dishonest  purpose and intent,  which  acts were  material  and an  essential  element  to the cause of actions so adjudicated; and

                   (vi) by an  Executive  who acts as a  plaintiff  suing  other directors or officers of the Company or its affiliates.

            18. PAYMENTS;  EXPENSES.  WHX and H&H shall be jointly and severally liable for all amounts to be paid to Executive  hereunder.  If Executive  should incur any expenses in connection  with the (a)  enforcement of any rights of the
Executive hereunder, including but not limited to, any amounts due the Executive hereunder,  or (b)  defense  of any  claims,  whether  by legal  proceedings  or otherwise, for any amounts paid by the Company,  directly or indirectly,  to the
Executive  whether  pursuant to the Agreement or otherwise,  Executive  shall be entitled to receive  pursuant to clause (a) or (b) above,  as and when requested from time to time,  whether  or not there has been an  adjustment  of any claims hereunder, in addition to the amounts payable hereunder, all reasonable costs of defense or collection, including attorneys' fees and disbursements, court costs, and any other such expenses which might be incurred.

            19.  WAIVER OF  BREACH.  The  waiver of either  the  Company  or the
Executive of a breach of any provision of this Agreement shall not operate or be construed  as a waiver of any  subsequent  breach by either  the  Company or the
Executive.

            20.  AMENDMENTS.  No  amendments  or  variations  of the  terms  and conditions  of this  Agreement  shall be valid unless the same is in writing and signed by all of the parties thereto.

            21.  COMPLETE  AGREEMENT.  This  Agreement  constitutes  the  entire understanding between the parties hereto relating to the matters contained,  and supersedes any prior contracts or understandings,  oral or written,  relating to the employment of the Executive.

            22.  HEADINGS.   The  section  headings  contained  herein  are  for
convenience  only  and  shall  not in any  way  affect  the  interpretations  or enforceability of any provision of this Agreement.

            23.   SEVERABILITY.   The  invalidity  or  unenforceability  of  any
provision of this Agreement,  whether in whole or in part,  shall not in any way affect  the  validity  and/or  enforceability  of  any  other  provision  herein contained.  Any invalid or unenforceable  provision shall be deemed severable to the extent of any such invalidity or unenforceability.

                                       10

            24.  COUNSEL.  It is understood  and agreed that  Executive has been represented by counsel of his choosing in connection with this Agreement.

            25.  GOVERNING  LAW. This  Agreement and all matters  concerning its interpretation,  performance,  or the enforcement  hereof,  shall be governed in accordance  with the laws of the State of New York without  regard to principles of conflict of law.

            26. JURISDICTION.  Each of the parties hereto hereby irrevocably and unconditionally  submits to the exclusive jurisdiction of any court of competent jurisdiction of the State of New York or any court of competent  jurisdiction of the  United  States of America  sitting in the County of New York,  State of New
York,  and any appellate  court  thereof,  and each of the parties hereto hereby irrevocably  and  unconditionally  agrees that all claims in respect of any such action or  proceeding  shall be heard and  determined in any such New York State or, to the extent  permitted by law, in such federal court.  Each of the parties hereto irrevocably and  unconditionally  waives, to the fullest extent either of them may legally and  effectively  do so, any objection  that either of them may now or hereafter  have to the laying of venue of any suit,  action or proceeding arising out of or relating  to this  Agreement  in any New York state or federal court in New York County.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient  forum to the  maintenance  of such action or  proceeding  in any such court.  Each of the parties  hereto  irrevocably  waives  the right to trial by jury and each of the parties  irrevocably  consents  to service of process by first  class  certified mail, return receipt  requested,  postage prepaid,  to the address at which such party is to receive notice in accordance with Section 12.

            27.  COUNTERPARTS.  This  Agreement may be executed in more than one counterpart and each counterpart shall be considered an original.

                                       11

            IN WITNESS  WHEREOF,  the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                        /s/ Neale X. Trangucci
                                        ----------------------------------------
                                        NEALE X. TRANGUCCI

                                        WHX CORPORATION

                                        By: /s/ Neil D. Arnold
                                           -------------------------------------
                                            Name:  Neil D. Arnold
                                            Title: Chairman

                                        HANDY & HARMAN

                                        By: /s/ Daniel Murphy
                                            ------------------------------------
                                            Name:  Daniel Murphy
                                            Title: President

                                       12